UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 23, 2008

PATHFINDER BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Commission File Number
000-23601

Federal	16-1540137
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

214 West First Street, Oswego, NY 13126
(Address of Principal Executive Office) (Zip Code)

(315) 343-0057
(Registrant’s Telephone Number including area code)

Not Applicable
Former Name or Former Address, If Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01

On December 23, 2008, Pathfinder Bancorp, Inc. (the “Company”), upon the recommendation of the Company’s Compensation Committee and the approval of the Board of Directors, executed amendments to various Company sponsored non-qualified deferred compensation plans and agreements including the following: the employment agreements for the Company’s chief executive officer and general counsel; executive deferred compensation plan; director deferred compensation plan; supplemental executive retirement plans of the current and previous chief executive officer; and executive change of control agreements for senior officers of the Company (collectively, “the plans”).

The sole reason for the amendments to the plans is to achieve compliance with section 409A of the Internal Revenue Code of 1986 as amended (“Section 409A”).  Section 409A generally applies to non-qualified plans which provide for payment of compensation in a taxable year later than the taxable year in which a recipient becomes vested in the compensation.  Section 409A imposes new requirements with respect to, among other things, when distributions may be made, deferral elections, payment elections, and the timing of payments.

None of the changes made to the plans as executed on December 23, 2008 affect the amount of benefits to which the participant is or may be entitled under the plans.  Each of the plans are set forth as exhibits to the Company’s 10-K filing for the fiscal year ending December 31, 2007.  The  plans in their entirety, containing the amendments for compliance with Section 409A, will be filed with the Company’s report on Form 10-K for the period ending December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 24, 2008	By: /s/ Thomas W. Schneider
Thomas W. Schneider
President and Chief Executive Officer